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October 30, 1995


Warburg Pincus Funds
466 Lexington Avenue
New York, NY  10017-3147
Attention:  Eugene Grace

Dear Gene:

You have requested that PNC Bank, National Association (the "Bank") provide financing to the Warburg, Pincus mutual funds that are signatories to this letter (and any additional fund to which Warburg, Pincus Counsellors, Inc. acts as investment adviser which, with Bank's consent, becomes a party to this letter by executing a joinder in the form attached) (each, a "Fund" or a "Borrower" and collectively, the "Borrowers"). This letter is to confirm that the Bank has approved a $100,000,000.00 discretionary line of credit to the Borrowers.
Advances made under the line of credit, if any, shall be due and payable on demand; provided, however, that Bank shall provide the Borrowers five (5) days prior written notice of demand, except in the event of (i) commencement of a bankruptcy, insolvency or similar proceeding by or against any Borrower, (ii) acceleration of any other indebtedness of any Borrower for borrowed money, or
(iii) cancellation of any committed line of credit of any Borrower with any financial institution (each, a "Committed Line of Credit") or a failure of any lender to make an advance to a Borrower under any Committed Line of Credit for any reason, in which event no such notice is required. All advances will bear interest and be subject to the terms and conditions defined in the attached promissory notes for each Borrower.

THIS IS NOT A COMMITTED LINE OF CREDIT. EACH BORROWER ACKNOWLEDGES AND AGREES THAT ADVANCES UNDER THIS LINE OF CREDIT, IF ANY, SHALL BE MADE AT THE SOLE DISCRETION OF THE BANK. THE BANK MAY DECLINE TO MAKE ADVANCES UNDER THE LINE, TERMINATE THE LINE OR DEMAND REPAYMENT OF ALL OUTSTANDING OBLIGATIONS THEREUNDER, AT ANY TIME AND FOR ANY REASON WITHOUT PRIOR NOTICE TO THE BORROWERS EXCEPT AS SET FORTH ABOVE IN THE CASE OF DEMAND. THIS LETTER SETS FORTH CERTAIN TERMS AND CONDITIONS SOLELY TO ASSURE THAT THE PARTIES UNDERSTAND EACH OTHER'S EXPECTATIONS AND TO ASSIST THE BANK IN EVALUATING THE STATUS, ON AN ONGOING BASIS, OF THE LINE OF CREDIT.


Each Borrower may request an advance of the full amount of this line of credit; provided, however (i) total outstanding advances under the line at any time may not exceed $100,000,000, and (ii) the aggregate outstandings under the line, and under any committed line of credit that may






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Warburg Pincus Funds
October 30, 1995
Page 2

be made available by the Bank to the Borrowers, to any one Fund may not exceed the lowest of (a) one-third of that Fund's assets, (b) any lower leverage limit defined by that Fund's prospectus or statement of additional information, or (c) the maximum amount permitted to be borrowed by such Fund under the Investment Company Act of 1940. Each Borrower shall be severally, and not jointly liable for its particular advances under the line, and the Bank shall have no recourse against any Borrower except for the payment or performance of the obligations of such Borrower and not for the payment or performance of the obligations of any other Borrower.

The Bank's willingness to consider making advances under this facility to a Borrower is subject to the Borrower's ongoing agreement as follows:

(a) Each Borrower must furnish the Bank with its audited annual financial statements within sixty (60) days after the end of its fiscal year, its unaudited semi-annual financial statements within sixty (60) days after the end of each semi-annual period, and such other financial information as the Bank may reasonably request from time to time promptly after receipt of each request;

(b) Borrowers may not incur any other indebtedness or grant any lien or security interest on any of its assets, except indebtedness to or liens in favor of the Bank, and except in connection with repurchase agreements, options or other transactions in the ordinary course of Borrowers' business; and

(c) Each request for an advance, and the acceptance of the proceeds thereof, shall be deemed a representation and warranty by the applicable Borrower
     (i) that it is in compliance with all applicable laws and regulations, including but not limited to the Investment Company Act of 1940, (ii) that both before and after giving effect to the advance, Borrower is in compliance with all of the terms and conditions contained in its Prospectus and Statement of Additional Information, and (iii) that such Borrower is not advised or sub-advised by either the Bank or any of its affiliates.

Enclosed is the form of Note to be executed by each Fund evidencing this facility. Please indicate each Borrower's agreement to the terms and conditions of this letter by having the enclosed copy of this letter executed where indicated and returning it to me. Prior to the making of any advances hereunder to any Borrower, the Borrower must deliver to the Bank a duly executed original






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Warburg Pincus Funds
October 30, 1995
Page 3

of its respective Note and a certified copy of resolutions and an incumbency certificate, each in form and substance satisfactory to the Bank.

This line of credit replaces that certain $50,000,000 discretionary line of credit made available to the Borrowers pursuant to a confirmation letter dated April 1, 1994, and this letter supersedes and replaces my letter to you dated October 11, 1995.

Sincerely,

PNC BANK, NATIONAL ASSOCIATION



By:___________________________________
    Robert W. Beatty
    Assistant Vice President
    Financial Institutions Group

/jf
Encl.
3162c.ltr


With the intent to be legally bound, the above terms and conditions are hereby agreed to and accepted this _____ day of ____________________, 1995:

Warburg Pincus New York Intermediate      Warburg Pincus Intermediate Maturity
Municipal Fund                            Government Fund


By:_________________________________      By:__________________________________

Title:_______________________________     Title:________________________________











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Warburg Pincus Funds
October 30, 1995
Page 4


Warburg Pincus Growth & Income Fund              Warburg Pincus Balanced Fund


By:_________________________________             By:__________________________________

Title:_______________________________            Title:________________________________

Warburg Pincus Tax-Free Fund                     Warburg Pincus Fixed Income Fund


By:_________________________________             By:__________________________________

Title:_______________________________            Title:________________________________

Warburg Pincus Global Fixed Income               Warburg Pincus Short Term
Tax-Advantaged
Fund                                             Bond Fund


By:_________________________________             By:__________________________________

Title:_______________________________            Title:________________________________

Warburg Pincus Capital Appreciation              Warburg Pincus Japan OTC Fund
Fund


By:_________________________________             By:__________________________________

Title:_______________________________            Title:________________________________

Warburg Pincus Emerging Growth Fund              Warburg Pincus Emerging Markets Fund


By:_________________________________             By:__________________________________

Title:_______________________________            Title:________________________________









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Warburg Pincus Funds
October 30, 1995
Page 5



Warburg Pincus International Equity Fund         Warburg Pincus Institutional Fund, Inc.,
                                                 on behalf of the International Equity
                                                 Portfolio


By:_________________________________             By:__________________________________

Title:_______________________________            Title:________________________________

Warburg Pincus Trust, on behalf of the       Warburg Pincus Trust, on behalf of the
International Equity Portfolio               Small Company Growth Portfolio


By:_________________________________             By:__________________________________

Title:_______________________________            Title:_______________________________












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Warburg Pincus Funds
October 30, 1995
Page 6



                                 FORM OF JOINDER


     The undersigned, with intent to be legally bound, hereby joins in and becomes a party to the attached letter dated October 30, 1995 between PNC Bank, National Association and certain Warburg Pincus mutual funds and agrees to be bound by all the terms and conditions thereof. Attached are the executed agreements and other documents set forth in the letter as required to be delivered prior to being considered for an advance.

                                                [______________________________]



                                                By:_____________________________

                                                Title:__________________________

                                                Date:___________________________



Agreed to and acknowledged this _____
day of ____________________, 1995:

PNC BANK, NATIONAL ASSOCIATION



By:___________________________________

Title:________________________________








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                    DISCRETIONARY LINE OF CREDIT DEMAND NOTE


$100,000,000.00                                   ________________________, 1995
                                                                Philadelphia, PA


        FOR   VALUE   RECEIVED,   [_____________________________________]   (the
"Borrower", or the "Fund"), with an address at 466 Lexington Avenue, New York, New York 10017-3147, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at 100 South Broad Street, Philadelphia, Pennsylvania 19110, or at such other location as the Bank may designate from time to time, the principal sum of up to one hundred million dollars ($100,000,000.00) (the "Facility") or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, as provided below; provided, however, the maximum amount the Bank will consider advancing hereunder shall be subject to the limitations set forth in the Loan Documents, as hereinafter defined.

        1. RATE OF INTEREST. Advances under this Note will bear interest at a money market rate negotiated with the Bank at the time advances are made. Interest will be calculated on the basis of a year of 360 days for the actual number days elapsed. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

        2. DISCRETIONARY ADVANCES. THIS IS NOT A COMMITTED LINE OF CREDIT AND ADVANCES UNDER THIS NOTE, IF ANY, SHALL BE MADE BY THE BANK IN ITS SOLE DISCRETION. NOTHING CONTAINED IN THIS NOTE OR ANY OTHER LOAN DOCUMENTS SHALL BE CONSTRUED TO OBLIGATE THE BANK TO MAKE ANY ADVANCES. THE BANK SHALL HAVE THE RIGHT TO REFUSE TO MAKE ANY ADVANCES AT ANY TIME WITHOUT PRIOR NOTICE TO THE BORROWER.

        The Borrower may request advances, repay, and request additional advances hereunder, subject to the terms and conditions of this Note and the Loan Documents (as defined herein). In no event shall the aggregate unpaid principal amount of advances under this Note exceed the limits set forth in the Loan Documents.

        3. PAYMENT TERMS. The outstanding principal balance and any accrued but unpaid interest shall be due and payable ON DEMAND; provided, however, that Bank shall provide the Borrower five (5) days prior written notice of demand, except in the event of (i) commencement of a bankruptcy, insolvency or similar proceeding by or against any Borrower under the Loan Documents, as hereinafter defined, (ii) acceleration of any other indebtedness of any Borrower under the Loan Documents for borrowed money, or (iii) cancellation of any committed line of credit of any Borrower under the






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Loan  Documents  with any  financial  institution  (each,  a "Committed  Line of
Credit") or a failure of any lender to make an advance to a Borrower under the Loan Documents under any Committed Line of Credit for any reason, in which event no such notice is required and Bank may make immediate demand for repayment hereunder. THE BORROWER ACKNOWLEDGES AND AGREES THAT THE BANK MAY AT ANY TIME AND IN ITS SOLE DISCRETION DEMAND PAYMENT OF ALL AMOUNTS OUTSTANDING UNDER THIS NOTE SUBJECT TO THE PRIOR NOTIFICATION PROVISIONS SET FORTH IN THE FIRST SENTENCE OF THIS PARAGRAPH.

        Any payment of principal or interest under this Note must be received by the Bank by 2:00 p.m. prevailing Eastern Time on a business day in order to be credited on such date. If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

        4. DEFAULT RATE. From and after five (5) days following written notice of demand, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be one percentage point (1%) in excess of the Prime Rate, but not more than the maximum rate allowed by law (the "Default Rate"). As used herein, "Prime Rate" shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is not tied to any external rate or index and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers. If and when such Prime Rate changes, the rate of interest on this Note will change automatically without notice to the Borrower effective the date of any such change.

        The Default Rate herein shall continue to apply whether or not judgment shall be entered on this Note.

        5.     PREPAYMENT.   The indebtedness evidenced by this Note
may be prepaid in whole or in part at any time without penalty.

        6. OTHER LOAN DOCUMENTS. This Note is issued in connection with a confirmation letter dated October 30, 1995 among Borrower, Bank and certain other Warburg Pincus mutual funds (the "Loan Documents") and is secured by the property, if any, described therein.

        7. ADVANCE PROCEDURES. A request for advance must be received by the Bank by telephone prior to 12:00 noon, prevailing Eastern Time, for same-day advances, which telephonic request shall


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

be promptly confirmed in writing. The Borrower authorizes the Bank to accept telephonic requests for advances, and the Bank shall be entitled to rely upon the authority of any person designated by Borrower in writing to provide such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which may arise or be created by the acceptance of such telephone requests reasonably believed to be genuine or the making such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by the Borrower.

        8. RIGHT OF SETOFF. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Bank by law, the Bank shall have, with respect to the Borrower's obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower.

    9. MISCELLANEOUS. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power or any acquiescence therein nor shall the action or non- action of the Bank impair any right or power resulting therefrom. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.

        The Borrower hereby forever waives presentment, demand, protest, notice of dishonor, non-payment or default and any other notices of any kind.

        This Note has been delivered to and accepted by the Bank and will be deemed to be made in the Commonwealth of Pennsylvania. This Note will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the Commonwealth of Pennsylvania. The Borrower hereby agrees to the


                                       3





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jurisdiction  of any state or federal court located  within the county where the
Bank's office identified above is located, or such other venue as the Bank chooses, and consents that all service of process be made by certified mail directed to Borrower at the Borrower's address set forth herein, and service so made will be deemed to be completed five (5) business days after the same has been deposited in U.S. mails, postage prepaid; provided that nothing contained herein will prevent the Bank from bringing any action or exercising any rights against any security or against the Borrower individually, or against any property of the Borrower within any other state or nation to enforce any award or judgment obtained in the venue specified above or such other venue as the Bank chooses. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted hereunder.

    10. WAIVER OF JURY TRIAL. THE BORROWER WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS AND ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

        THE BORROWER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE WAIVER OF JURY TRIAL, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.

        WITNESS the due execution and sealing hereof with the intent to be legally bound hereby.

[CORPORATE SEAL]                                 [____________________________]



Attest:_______________________                   By:___________________________

Title:________________________                   Title:________________________



                                       4

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